Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2020 relating to the financial statements of Kilroy Realty Corporation and the effectiveness of Kilroy Realty Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kilroy Realty Corporation for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

July 10, 2020